Exhibit 23.1


                        Consent of Independent Auditors'


Board of Directors and Shareholders
World Gaming Plc


We hereby consent to the use of our audit report dated February 25, 2002, except for Note 8 as relating to Contingencies and Note 19, as to which the dates are July 31, 2002, which is part of and relates to the consolidated financial statements contained in this Form 20-F, and all references to our firm included in this Form 20-F.


         /s/ HJ & Associates, LLC

         HJ & Associates, LLC
         Salt Lake City, Utah
         August 20, 2002